EXHIBIT 99.1
GRANTED
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

KAREN PRICE, on behalf of herself and all other similarly situated stockholders of BABCOCK & WILCOX ENTERPRISES, INC.,

Plaintiff,

v.

MATTHEW E. AVRIL, HENRY E. BARTOLI, CYNTHIA S. DUBIN, ALAN HOWE, BRIAN R. KAHN, BRYANT RILEY, and KENNETH SIEGEL,

Defendants.

C.A. No. 2019-0393-JRS
STIPULATION AND [PROPOSED] ORDER CLOSING CASE
WHEREAS, on May 28, 2019, Plaintiff Karen Price (“Plaintiff”) filed the Verified Class Action Complaint in the above-captioned action (the “Complaint”) against Matthew E. Avril, Henry E. Bartoli, Cynthia S. Dubin, Alan Howe, Brian R. Kahn, Bryant Riley, and Kenneth Siegel (together, “Defendants,” and with Plaintiff, the “Parties”);

WHEREAS, on May 28, 2019, Plaintiff also filed the Motion for Expedited Proceedings and Plaintiff’s Motion for Preliminary Injunction, and served Plaintiff’s First Request for Production of Documents Directed at Defendants;
WHEREAS, the Complaint alleged that Defendants breached their fiduciary duties by failing to disclose all material information in Babcock & Wilcox Enterprises, Inc.’s (“B&W” or the “Company”) definitive proxy statement filed on May 13, 2019 with the United States Securities and Exchange Commission (the “SEC”) in connection with seeking stockholder approval of certain equitization transactions (the “Equitization Transactions”);
WHEREAS, on May 31, 2019, the Parties reached an agreement on expedited discovery, rendering the Motion for Expedited Proceedings moot;
WHEREAS, on June 6, 2019, the Company filed with the SEC additional disclosures on Schedule 14A (the “Supplemental Disclosures”);
WHEREAS, also on June 6, 2019, Plaintiff withdrew her Motion for Preliminary Injunction in light of the Supplemental Disclosures;
WHEREAS, on June 14, 2019, B&W stockholders voted to approve the Equitization Transactions;
WHEREAS, on July 31, 2019, Plaintiff submitted her Notice and [Proposed] Order Voluntarily Dismissing the Action as Moot and Retaining Jurisdiction to

Determine Plaintiff’s Counsel’s Application for an Award of Attorneys’ Fees & Reimbursement of Expenses (the “Dismissal Order”), which asked the Court to dismiss the above-captioned action (the “Action”) with prejudice as to the named Plaintiff only and to retain jurisdiction over the Action solely for the purpose of determining Plaintiff’s counsel’s anticipated application for an award of attorneys’ fees and reimbursement of expenses (“Plaintiff’s Fee Application”);
WHEREAS, also on July 31, 2019, the Court granted the Dismissal Order;
WHEREAS, after July 31, 2019, the Parties initiated negotiations on an agreement for the payment of Plaintiff’s counsel’s attorneys’ fees and expenses in connection with the Action;
WHEREAS, the Parties have reached an agreement to resolve Plaintiff’s Fee Application with a payment to Plaintiff’s counsel on behalf of Defendants of $400,000.00 (the “Mootness Fee”); and
WHEREAS, the Court has not and will not pass judgment on the amount of the fee.
IT IS HEREBY STIPULATED AND AGREED, pursuant to Rules 23(e) and 41(a) of the Rules of the Court of Chancery, subject to the approval of the Court, that:

1.    Defendants shall cause B&W to issue a disclosure, substantially in the form below, in a Form 8-K to be filed with the SEC within five (5) business days of the entry of this Order:
On May 28, 2019, a putative class action complaint was filed against the Board in the Court of Chancery of the State of Delaware. The complaint is captioned Price v. Avril, et al., C.A. No. 2019-0393-JRS (Del. Ch.). The complaint asserted, among other things, that the Board breached their fiduciary duties by failing to disclose all material information necessary for a fully-informed vote on certain of the proposals presented for consideration at the 2019 annual meeting of the Company's stockholders. The plaintiff also filed a motion to preliminarily enjoin the stockholder vote on the proposals unless and until all material information regarding the proposals was disclosed to the Company’s stockholders. The plaintiff withdrew her motion to preliminarily enjoin the stockholder vote on the proposals following the Company’s issuance of a supplemental proxy statement on June 6, 2019. The Court granted the plaintiff's request to voluntarily dismiss this action with prejudice as to the named plaintiff only on July 31, 2019, and retained jurisdiction solely for the purpose of adjudicating an anticipated application for attorneys’ fees and expenses incurred by plaintiff's counsel. Thereafter, following a period of negotiations, the Company agreed to pay $400,000 in attorneys’ fees and expenses to plaintiff’s counsel in connection with the mooted disclosure claims asserted in the action without admitting any fault or wrongdoing. On _______ __, 2019, the Court entered an order closing the case, subject to the Company filing an affidavit with the Court confirming compliance with the Court’s order. In entering the order, the Court was not asked to review, and did not pass judgment on, the payment of the attorneys’ fees and expenses or their reasonableness. The Court’s order closing the case is attached to this Form 8-K as Exhibit 99.1.

2.    In addition, Defendants shall cause B&W to include this Order as an attachment to the Form 8-K referenced in Paragraph 1 above.
3    No later than five (5) business days after B&W files the Form 8-K with the SEC in compliance with Paragraphs 1 and 2 above, Defendants shall file an affidavit (the “Affidavit”) with the Court certifying that Defendants have complied with Paragraphs 1 and 2.
4.    Upon the filing of the Affidavit:

a.	The Register in Chancery is directed to close the Action on the docket for all purposes; and

b.	The Court will no longer retain jurisdiction over the Action.
5.    Within ten (10) days of the date of the entry of this Order, Defendants or their designee shall pay Plaintiff’s counsel the Mootness Fee to an account designated by Plaintiff’s counsel.

OF COUNSEL: Jeremy Friedman David F.E. Tejtel Friedman Oster & Tejtel PLLC 493 Bedford Center Road, Suite 2D Bedford Hills, New York 10507 (888) 529-1108
ANDREWS & SPRINGER LLC

/s/ Peter B. Andrews
Peter B. Andrews (#4623)
Craig J. Spring (#5529)
David M. Sborz (#6203)
3801 Kennett Pike
Building C, Suite 305
Wilmington, Delaware 19807
(302) 504-4957
   Attorneys for Plaintiff

Dated: October 15, 2019

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Thomas W. Briggs
William M. Lafferty (#2755)
Thomas W. Briggs Jr. (#4076)
Daniel T. Menken (#6309)
1201 North Market Street, 16th Floor
Wilmington, Delaware 19801
(302) 658-9200
   Attorneys for Defendants

SO ORDERED, this ____ day of ____________, 2019.

_________________________________
Vice Chancellor Slights